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                                                                      EXHIBIT 21

                           ENTITIES OF ALLERGAN, INC.

                                                               PLACE OF
                                                              INCORPORATION
NAME OF SUBSIDIARY                                           OR ORGANIZATION
------------------                                           ---------------
Allergan-Loa S.A.                                               Argentina
Allergan S.A.I.C. y F.                                          Argentina
Allergan Australia Pty Limited                                  Australia
Amawind Pty Limited                                             Australia
Pacific Eyecare Pty Limited                                     Australia
Allergan N.V.                                                   Belgium
Allergan Produtos Farmaceuticos Ltda.                           Brazil
Allergan Inc.                                                   Canada
CrownPharma Canada Inc.                                         Canada
Allergan Laboratorios Limitada                                  Chile
Allergan (Hangzhou) Pharmaceutical Co., Ltd.                    China
Allergan de Colombia S.A.                                       Colombia
Allergan A/S                                                    Denmark
Allergan France S.A.                                            France
Pharm-Allergan GmbH                                             Germany
Allergan Asia Limited                                           Hong Kong
Allergan Botox Limited                                          Ireland
Allergan Sales, Limited                                         Ireland
Allergan Services International,  Limited                       Ireland
Allergan Trading International, Limited                         Ireland
CrownPharma Limited                                             Ireland
Allergan S.p.A.                                                 Italy
Allergan K.K.                                                   Japan
Allergan Korea Ltd.                                             Korea
Allergan Afrasia Limited                                        Malta
Allergan, S.A. de C.V.                                          Mexico
Pharmac, S.A.M.                                                 Monaco
Allergan B.V.                                                   Netherlands
Allergan New Zealand Limited                                    New Zealand
Allergan AS                                                     Norway
Allergan Pakistan (Private) Limited                             Pakistan
Allergan Pharmaceuticals (Ireland) Ltd., Inc.                   Panama
Allergan Pte. Ltd.                                              Singapore
Allergan, S.A.                                                  Spain
Allergan Norden AB                                              Sweden
Allergan AG                                                     Switzerland
Allergan Optik Mamulleri Sanayi Ve Ticaret Limited              Turkey
Allergan Farnborough Limited                                    United Kingdom
Allergan Holdings Limited                                       United Kingdom
Allergan Limited                                                United Kingdom
Allergan Optical Irvine, Inc.                                   United States/CA
Allergan Sales, Inc.(formerly Allergan Medical Optics)          United States/CA
AMO Puerto Rico, Inc. (formerly Allergan America)               United States/CA
Herbert Laboratories                                            United States/CA
Allergan America, Inc. (formerly Allergan Caribe, Inc.)         United States/DE
Allergan Holdings, Inc.                                         United States/DE
AMO Holdings, Inc.                                              United States/DE
Pacific Pharma, Inc. (formerly Pacific I Limited, Inc.)         United States/DE
Allergan de Venezuela, S.A.                                     Venezuela
Allergan India Limited (Joint Venture)                          India